Exhibit 23
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            Consent of Independent Registered Public Accounting Firm
            --------------------------------------------------------



We hereby consent to the incorporation by reference in the Registration Statement on Form S-3, (file number 333-117270) of our report dated February 6, 2006 on the consolidated financial statements of Monroe Bancorp, which report is incorporated by reference in Monroe Bancorp's Annual Report on Form 10-K for the year ended December 31, 2005.


/s/ BKD, LLP
Indianapolis, Indiana
March 13, 2006